                                                                   EXHIBIT 10.13


                            LUCENT TECHNOLOGIES INC.
              STANDARD OEM PURCHASE AGREEMENT TERMS AND CONDITIONS


                                                        Agreement No. SC11990054
                                                                   Sheet 1 of 28


Packeteer Inc.
10495 N. De Anza Blvd.
Cupertino, CA 95014


This Agreement is made by and between Lucent Technologies Inc. ("Company") having an office at 188 Mt Airy Road, Basking Ridge, NJ 07920 and Packeteer Inc. ("Supplier") having an office at 10495 N. De Anza Blvd., Cupertino, CA 95014. Company agrees to purchase and Supplier agrees to sell in accordance with the terms and conditions stated in this Agreement and any attachments to this Agreement.

WHEREAS, Company wishes to purchase products of Supplier's (design and) manufacture for resale to Company's customers, and

WHEREAS, Supplier desires to sell such materials to Company for resale to Company's customers,

THEREFORE, the parties agree as follows

1.    AGREEMENT EFFECTIVE PERIOD

            The term of this Agreement shall commence on, June 25, 1999, and shall, except as otherwise provided in this Agreement, continue in effect thereafter until September 21, 2003.

2.    MATERIAL

            "MATERIAL" as used in this Agreement shall mean Supplier's PacketShaper Products as listed in APPENDIX A, attached and made a part of this Agreement. Such MATERIAL is hereby offered for sale of hardware and license to software by Supplier and may be purchased by Company in accordance with the terms, conditions and specifications stated in this Agreement. This Agreement is a non-commitment agreement and MATERIAL shall be furnished by Supplier on an as-ordered basis.
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                                                        Agreement No. SC11990054
                                                                   Sheet 2 of 28

      "Specification(s)" as used in this Agreement shall mean all of the specifications made part of this Agreement.

3.    OPTION TO EXTEND

            Company shall have the right to extend the period specified in the section "AGREEMENT EFFECTIVE PERIOD" for up to twelve (12) months by giving Supplier at least thirty (30) business days prior written notice.

            Within ten (10) business days of the date of Company's notice to extend the period, Supplier shall notify Company in writing whether Supplier proposes to revise the price(s) under this Agreement. If the parties fail to agree on the revised price(s) within twenty (20) business days after the date of Supplier's notice, Company's notice of extension shall be considered withdrawn and prices for outstanding orders or orders placed during the term of this Agreement shall not be revised.

4.    PRICE AND DISCOUNTS

            Prices shall be as shown in APPENDIX A. Prices as listed in Appendix A shall remain in effect during the period June 25, 1999 through June 24, 2000. Thereafter, Supplier may increase prices once in the remaining twelve (12) months term of the Agreement. Supplier shall notify Company sixty (60) business days in advance of any proposed price increase. Orders placed prior to the proposed effective date shall not be affected by the proposed price revision. If Company and Supplier fail to agree upon prices by the proposed effective date, Company reserves the right to terminate this Agreement and any outstanding purchase orders placed against this Agreement without any cost to or liability or obligation of Company.

5.    COST REDUCTION

            Both parties shall endeavor to reduce the costs of products furnished under this Agreement.

6.    BEST PRICE

            If, at any time during the term of this Agreement Supplier should sell to any customer other than to affiliates or subsidiaries of Supplier, material at least equal or similar quality and volume at a price lower than that in effect under this Agreement, Company shall pay such lower price on all deliveries of MATERIAL which are made during the period when such lower price is in effect Subject to Company's obligations including without limitation, Company's obligations of confidentiality, and upon ten
      (10) days written notice and not more than twice per calendar year, a qualified third party, reasonably acceptable to both parties, may audit Supplier's applicable books and records for the purpose of verifying Supplier's compliance with this provision. Such third party shall be subject to a confidentiality agreement and any report shall be limited to verifying Supplier's obligations under this section.

7.    TERMS OF PAYMENT

            Net thirty (30) business days from the date of shipment of the MATERIAL to Company, or designate, or receipt of the applicable invoice.


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
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                                                        Agreement No. SC11990054
                                                                   Sheet 3 of 28

8.    FORECASTS

            Company shall provide Supplier with a [*] forecast submitted to Supplier by the fifth (5th) business day of each calendar month. Such forecast shall be used by Supplier for planning purposes only and shall not be deemed a commitment by Company to purchase the MATERIAL shown in the forecast.

9.    FOB

            The MATERIAL shall be shipped FOB Supplier's location ( or such other Supplier's location as may be designated by Supplier). Company shall select the carrier(s) and provide the name(s) of the carrier(s) and Company's account number(s) with said carriers to Supplier within thirty
      (30) days of execution of this Agreement.

10.   FREIGHT CLASSIFICATION

            MATERIAL purchased under this Agreement shall be shipped to Company or Company's customers subject to freight charges appropriate for goods classified as Data Communication Products. Supplier shall indicate on the bill of lading that Company's contract rates apply.

11.   NON-EXCLUSIVE MARKET RIGHTS

            This Agreement neither grants to Supplier an exclusive right or privilege to sell to Company any or all products of the type described in the MATERIAL section which Company may require, nor requires the purchase of any MATERIAL or other products from Supplier by Company. Therefore, Company may contract with other manufacturers and suppliers for the procurement of comparable products. In addition, Company shall, at its sole discretion, decide the extent to which Company will market advertise, promote, support or otherwise assist in further offerings of the MATERIAL.

            Purchases by Company under this Agreement shall neither restrict the right of Company to cease purchasing nor require Company to continue any level of such purchases. Company's right to any supply of MATERIAL hereunder is non-exclusive except for MATERIAL marked with INSIGNIA. Supplier shall have the right to supply comparable products to third parties.

12.   SPECIFICATIONS OR DRAWINGS

            Supplier's standard commercial specifications (data sheets) are included by reference and further defined in APPENDIX B
      ("Specifications"). Supplier shall manufacture MATERIAL in accordance with Specifications, so that MATERIAL conforms to such Specifications.

            In accordance with the notification requirements outlined in Section "PRODUCT CHANGES", Supplier shall provide Company with at least thirty
      (30) business days prior written notice of any hardware change, and any notification of any software change


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
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                                                        Agreement No. SC11990054
                                                                   Sheet 4 of 28

      to be made by Supplier in the MATERIAL furnished pursuant to said Specifications under this Agreement.

            If Company, in its sole discretion, does not agree to the change proposed by Supplier, Company may submit a Modification Request to address the change. If the Company's Modification Request is not an acceptable solution, then in lieu of all other rights and remedies at law or equity or otherwise, and without any cost to or liability or obligation of Company, Company shall have the right to terminate this Agreement .

            Supplier shall continue to supply MATERIAL to Company pursuant to the Specifications for the term of the Agreement. If Supplier is unable to continue to thus supply or discontinues manufacture of MATERIAL, Company shall be entitled to three (3) month's advance notice, provided (i) the discontinuance is at Supplier's election and (ii) there has been a reasonable amount of purchases during the period preceding Supplier's notice of discontinuance.

13.   ASSIGNMENT

            Supplier shall not assign any right or interest under this Agreement (excepting solely for moneys due or to become due) without the prior written consent of Company, provided however, no such consent shall be required in connection with the sale of all or substantially all of the business of Supplier related to MATERIAL or in connection with any merger, reorganization or sale of Supplier. Except where Company has specified a designated subcontractor, Supplier shall be responsible to Company for all work performed by Supplier's subcontractor(s) at any tier. In the event of an assignment, Company may terminate this Agreement or an order, in whole or in part, by written notice to Supplier. In such case, Company's liability shall be limited to payment of the amount due for Work performed and/or MATERIAL provided by Supplier up to and including the date of termination.

14.   BANKRUPTCY AND TERMINATION FOR FINANCIAL INSECURITY

            Either party may terminate this Agreement by notice in writing:

            (i) if the other party makes an assignment for the benefit of creditors (other than solely an assignment of monies due); or:

            (ii) if the other party evidences an inability to pay debts as they become due, unless adequate assurance of such ability to pay is provided within thirty (30) days of such notice.

            If a proceeding is commenced under any provision of the United
      States Bankruptcy Code, voluntary or involuntary, by or against either party, and this Agreement has not been terminated, the non-debtor party may file a request with the bankruptcy court to have the court set a date within sixty (60) days after the commencement of the case, by which the debtor party will assume or reject this
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                                                        Agreement No. SC11990054
                                                                   Sheet 5 of 28

      Agreement, and the debtor party shall cooperate and take whatever steps necessary to assume or reject the Agreement by such date.

15.   CFC PACKAGING

            Supplier warrants that all packaging materials furnished under this Agreement and all packaging associated with MATERIAL furnished under this Agreement were not manufactured using and do not contain chlorofluorocarbons. "Packaging" means all bags, wrapping, boxes, cartons and any other packing materials used for packaging. Supplier shall indemnify and hold Company harmless for any liability, fine or penalty incurred by Company to any third party or governmental agency arising out of Company's good faith reliance upon said warranty.

16.   CHOICE OF LAW

            This Agreement and all transactions under it shall be governed by the laws of the State of New Jersey excluding its choice of laws rules and excluding the Convention for the International Sale of Goods. Supplier agrees to submit to the jurisdiction of any court wherein an action is commenced against Company based on a claim for which Supplier has agreed to indemnify Company under this Agreement.

17.   COMPLIANCE WITH LAWS

            Supplier and Company and all persons furnished by Supplier and Company shall comply at their own expense with all applicable laws, ordinances, regulations and codes, export regulations, including the identification and procurement of required permits, certificates, licenses, insurance, approvals and inspections in performance under this Agreement.

18.   CONTINUING AVAILABILITY

            Supplier shall offer for sale to Company, during the term of this Agreement and for at least six (6) months after the expiration of this Agreement, MATERIAL conforming to the Specifications set forth in this Agreement. Supplier further shall offer for sale to Company, during the term of this Agreement and until [*] after the expiration of this Agreement, maintenance, replacement, and repair parts ("Parts") which are functionally equivalent for the MATERIAL covered by this Agreement. The price for the MATERIAL and Parts shall be the price set forth in Supplier's then current agreement with Company for said MATERIAL or Parts or, if no such agreement exists, at a price agreed upon by Company and Supplier. If the parties fail to agree on a price, the price shall be a reasonably competitive price for said MATERIAL or Parts at the time for delivery. The MATERIAL and Parts shall be warranted as set forth in the "WARRANTY" section of this Agreement. The term "Parts" is included in the term "MATERIAL."

            In the event Supplier fails to supply such MATERIAL or Parts and Supplier is unable to obtain another source of supply for Company, then Company and Supplier shall endeavor to develop an alternative method of provisioning MATERIAL or parts, which


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
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                                                        Agreement No. SC11990054
                                                                   Sheet 6 of 28

      may include licensing Manufacturing Rights to Company. At that time, both parties shall determine necessary measures required for Company to obtain MATERIAL under this license.

19.   DEFAULT

            If either Supplier or Company shall be in breach or default of any of the terms, conditions or covenants of this Agreement or of any purchase order, and if such breach or default shall continue for a period of thirty
      (30) days after the giving of written notice to the other party then, in addition to all other rights and remedies which each party may have at law or equity or otherwise, Supplier or Company shall have the right to cancel this Agreement and/or any purchase orders placed by Company without any charge to or obligation or liability of either party.

20.   ELECTRONIC DELIVERY SERVICE

            Supplier agrees, if requested by Company, to implement Electronic Delivery Service (EDS) ordering arrangements as an electronic means of trading business document with Company when it can reasonably accomplish the task. The electronic business documents include purchase orders, acknowledgments, purchase order changes, ship notices, remittance advice, or such purchasing communications as may be requested by Company for transaction under this Agreement.

21.   EPIDEMIC CONDITION

            If during the term of this Agreement and for [*] after the last shipment date of MATERIAL under this Agreement Company notifies Supplier that MATERIAL shows evidence of an "Epidemic Condition," Supplier shall prepare and propose a Corrective Action Plan ("CAP") with respect to such MATERIAL within fifteen (15) working days of such notification, addressing implementation and procedure milestones for remedying such Epidemic Condition(s). An extension of this time-frame is permissible upon mutual written agreement of the parties.

            Upon notification of the Epidemic Condition to Supplier, Company shall have the right to postpone all or part of the shipments of unshipped MATERIAL, by giving written notice of such postponement to Supplier, pending correction of the Epidemic Condition. Such postponement shall temporarily relieve Supplier of its shipment liability and Company of its shipment acceptance liability. Should Supplier not agree to the existence of an Epidemic Condition or should Company not agree to the CAP, then Company shall have the right to suspend all or part of its unshipped orders without liability to Company until such time as a mutually acceptable solution is reached.

            An Epidemic Condition will be considered to exist when one or more of the following conditions occur:

            (1) Failure reports or statistical samplings show that MATERIAL shipped contain a potential safety hazard (such as personal injury or death, fire, explosion, toxic


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
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                                                        Agreement No. SC11990054
                                                                   Sheet 7 of 28

      emissions, etc.), or exhibit a highly objectionable symptom (such as emissions of smoke, loud noises, deformation of housing) or other disconcerting symptoms of this type.

             (2) Reliability plots of relevant data indicate that the MATERIAL has actual Mean Time Between Failures (MTBF) of less than 80% of the MTBF stipulated in the Specification. The MTBF parameter of MATERIAL is defined as the total operating or power-on time of any population under observation ("T"), in hours, divided by the total number of critical failures ("n") that have occurred during the observed period. A critical failure is defined as a failure to operate per the requirements of the Specification. The total operating time of a population is the summation of operating time of individual units in that population. MTBF is expressed as MTBF = T/n. An Epidemic Condition shall exist when data derived from populations being tracked confirms the condition with 80% confidence. (3) MATERIAL Dead on Arrival (DOA) failures exceed the Epidemic DOA failure rate which is defined as 1.2 x DOA specified in the section of this Agreement entitled PRODUCT CONFORMANCE REVIEW.

            Only major hardware failures and visual/mechanical/appearance defects are considered for determining Epidemic Condition. MATERIAL could be either sampled or, a Company's option, 100% audited at Company warehouses, factories or Company's customers' locations. If MATERIAL is sampled, the data must have 80% or better statistical confidence.

            For the purpose of this Agreement, functional DOA shall be defined as any MATERIAL that during the test, installation or upon its first use fails to operate in accordance with the Specifications as defined or specified in writing. Visual/mechanical/appearance DOA is defined as any MATERIAL containing one or more major defects that would make the MATERIAL unfit for use or installation.

            An Epidemic Condition shall not include failures due to customer misapplication, utilization of parts not approved by Supplier, or chain failures induced by internally or externally integrated subassemblies.

            In the event that Supplier develops a remedy for the defect(s) that caused the Epidemic Condition and Company agrees in writing that the remedy is acceptable, such acceptance shall not be unreasonably withheld or delayed, Supplier shall:

      (a) Incorporate the remedy in the affected MATERIAL in accordance with Company's written instructions.

      (b) Ship all subsequent MATERIAL incorporating the required modification correcting the defect(s) at no additional charge to Company; and

      (c) Repair and/or replace MATERIAL that caused the Epidemic Condition. In the event that Company incurs reasonable and documented costs due to such repair and/or
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                                                        Agreement No. SC11990054
                                                                   Sheet 8 of 28

      replacement, including but not limited to labor and shipping costs, Company shall supply such documentation and Supplier shall reimburse Company for such reasonable costs. Supplier shall bear risk of in transit loss and damage for such repaired and/or replaced MATERIAL.

            Supplier and Company shall mutually agree in writing as to the remedy's implementation schedule. Supplier shall use its best efforts to implement the remedy in accordance with the agreed-upon schedule.

            If Supplier is unable to develop a mutually agreeable remedy, or does not adequately take into account the business interests of Company, as reasonably agreed by the parties, Company may (1) develop and implement such remedy and, in such case, implementation costs and risk of in-transit loss and damage shall be allocated between the parties as set forth in this section, and/or (2) cancel postponed orders without liability and return all MATERIAL affected by such Epidemic Condition for full refund, payable by Supplier within thirty (30) business days after receipt of returned MATERIAL (with risk of loss or in-transit damage borne by Supplier) and/or (3) terminate this Agreement without further liability.

22.   EXPORT CONTROL

            Supplier and Company will not use, distribute, transfer or transmit any products, software or technical information (even if incorporated into other products) provided under this Agreement except in compliance with U.S. export laws and regulations (the "Export Laws"). Supplier and Company will not, directly or indirectly, export or re-export the following items to any country which is in the then current list of prohibited countries specified in the applicable Export Laws:(a) software or technical data disclosed or provided to Supplier by Company or by Company to Supplier or Company's subsidiaries or affiliates; or (b) the direct product of such software or technical data. Supplier and Company agree to promptly inform the other party in writing of any written authorization issued by the U.S. Department of Commerce office of export licensing to export or re-export any such items referenced in (a) or (b). The obligations stated above in this clause will survive the expiration, cancellation or termination of this Agreement or any other related agreement.

23.   FORCE MAJEURE

            Neither party shall be held responsible for any delay or failure in performance of any part of this Agreement (except for the obligation to pay money) to the extent such delay or failure is caused by fire, flood, strike, civil, governmental, or military authority, act of God, or other similar causes beyond its control and without the fault or negligence of the delayed or non performing party or its subcontractors. Supplier's liability for loss or damage to Company's MATERIAL in Supplier's possession or control shall not be modified by this section. When a party's delay or nonperformance continues for a period of at least fifteen
      (15) days, the other party may terminate, at no charge, this Agreement or an order under the Agreement.
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                                                        Agreement No. SC11990054
                                                                   Sheet 9 of 28

24.   GOVERNMENT CONTRACT PROVISIONS

            The following provisions regarding equal opportunity, and all applicable laws, rules, regulations and executive orders specifically related thereto, including applicable provisions and sections from the Federal Acquisition Regulation and all supplements thereto are incorporated in this Agreement as they apply to work performed under specific U.S. Government contracts: 41 CFR 60-1.4, Equal Opportunity; 41 CFR 60-1.7, Reports and Other Required Information; 41 CFR 60-1.8, Segregated Facilities; 41 CFR 60-250.4, Affirmative Action For Disabled Veterans and Veterans of the Vietnam Era (if in excess of $10,000); and 41 CFR 60-741.4, Affirmative Action for Disabled Workers (if in excess of $2,500), wherein the terms "contractor" and "subcontractor" shall mean "Supplier". In addition, orders placed under this Agreement containing a notation that the material or services are intended for use under Government contracts shall be subject to such other Government provisions printed, typed or written thereon, or on the reverse side thereof, or in attachments thereto.

25.   HEAVY METALS IN PACKAGING

            Supplier warrants to Company that no lead, cadmium, mercury or hexavalent chromium have been intentionally added to any packaging or packaging component (as defined under applicable laws) to be provided to Company under this Agreement and that packaging materials were not manufactured using and do not contain chlorofluorocarbons. Supplier further warrants to Company that the sum of the concentration levels of lead, cadmium, mercury and hexavalent chromium in the package or packaging component provided to Company under this Agreement does not exceed 100 parts per million. Upon request, Supplier shall provide to Company Certificates of Compliance certifying that the packaging and/or packaging components provided under this Agreement are in compliance with the requirements set forth above in this section.

26.   IDENTIFICATION

            Except where provided by law, neither party shall, without the other party's prior written consent, which consent shall not be unreasonably withheld, engage in publicity related to this Agreement, or make public use of any Identification in any circumstances related to this Agreement. "Identification" means any semblance of any trade name, trademark, service mark, insignia, symbol, logo, or any other designation, or drawing of either party or its affiliates. Supplier shall remove or obliterate any Identification prior to any use or disposition of any MATERIAL rejected or not purchased by Company.

27.   INDEMNITY

            At Company's request, Supplier agrees to indemnify, defend and hold harmless Company, its affiliates, customers, employees, successors and assigns (all referred to as "Company") from and against any losses, damages, claims, fines, penalties and expenses (including reasonable attorney's fees) that arise out of or result from: (i) injuries or death to persons or damage to property, including theft, in any way arising out of or caused or alleged to have been caused by the Work or services performed by, or material provided by Supplier or persons furnished by Supplier; (ii) assertions under
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                                                        Agreement No. SC11990054
                                                                  Sheet 10 of 28

      Workers' Compensation or similar acts made by persons furnished by Supplier; or (iii) any failure of Supplier to perform its obligations under this Agreement; provided however, Supplier shall not be liable for any expense or settlement under this section unless Supplier shall have complete control of the defense of any claim or settlement, and Company timely notifies Supplier of any claim or allegation and shall cooperate, at Supplier's expense, in good faith with Supplier to facilitate the defense of any such claim or allegation. Supplier agrees not to make any admissions that would be detrimental to Company.

28.   INFRINGEMENT

            Supplier shall indemnify and save harmless Company, its affiliates and their customers, officers, directors, employees (all referred to in this section as "Company") from and against any losses, damages, liabilities, fines, penalties, and expenses (including reasonable attorneys' fees) that arise out of or result from any and all claims (i) of infringement of any patent, copyright, trademark or trade secret right, or other intellectual property right, private right, or any other proprietary or personal interest, and (ii) related by circumstances to the existence of this Agreement or performance under or in contemplation of it (an Infringement Claim). If the Infringement Claim arises solely from Supplier's adherence to Company's written instructions regarding services or tangible or intangible goods provided by Supplier (Items) and if the Items are not (i) commercial items available on the open market or the same as such items, or (ii) items of Supplier's designated origin, design or selection, Company shall indemnify Supplier. Company or Supplier (at Company's request) shall defend or settle, at its own expense any demand, action or suit on any Infringement Claim for which it is indemnitor under the preceding provisions; provided however, the party shall not be liable for any expense or settlement under this section unless such party shall have complete control of the defense of any Infringement Claim or settlement and each shall timely notify the other of any assertion against it or any Infringement Claim and shall cooperate in good faith with the other to facilitate the defense of any such Claim.

29.   INSIGNIA

            Upon Company's written request, "Insignia", including certain trademarks, trade names, insignia, symbols, decorative designs or packaging designs of Company, or evidences of Company's inspection will be properly affixed by Supplier to the MATERIAL furnished or its packaging. Such Insignia will not be affixed, used or otherwise displayed on the MATERIAL furnished or in connection therewith without written approval by Company. The manner in which such Insignia will be affixed must be approved in writing by Company in accordance with standards established by Company. Company shall retain all right, title and interest in any and all packaging designs, finished artwork and separations furnished to Supplier. This section does not reduce or modify Supplier's obligations under the "IDENTIFICATION" and "USE OF INFORMATION" section.
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                                                                  Sheet 11 of 28

30.   INSURANCE

            Supplier shall maintain and cause Supplier's subcontractors to maintain during the term of this Agreement: (i) Workers' Compensation insurance as prescribed by the law of the state or nation in which the Work is performed; (ii) employer's liability insurance with limits of at least $500,000 for each occurrence; (iii) automobile liability insurance if the use of motor vehicles is required, with limits of at least $1,000,000 combined single limit for bodily injury and property damage for each occurrence; (iv) Commercial General Liability ("CGL") insurance, iso 1988 or later occurrence form of insurance including Blanket Contractual Liability and Broad Form Property Damage, with limits of at least $1,000,000 combined single limit for bodily injury and property damage for each occurrence; and (v) if the furnishing to Company (by sale or otherwise) of products or material is involved, CGL insurance endorsed to include products liability and completed operations coverage in the amount of $5,000,000 per occurrence. All CGL and automobile liability insurance shall designate Company, its affiliates, and its directors, officers and employees (all referred to as "Company") as additional insured. All such insurance must be primary and non-contributory and required to respond and pay prior to any other insurance or self-insurance available. Any other coverage available to Company shall apply on an excess basis. Supplier agrees that Supplier, Supplier's insurer(s) and anyone claiming by, through, under or in Supplier's behalf shall have no claim, right of action or right of subrogation against Company and its customers based on any loss or liability insured against under the foregoing insurance. Supplier and Supplier's subcontractors shall furnish prior to the start of Work, certificates or adequate proof of the foregoing insurance, including if specifically requested by Company, endorsements and insurance policies. Company shall be notified in writing at least thirty (30) days prior to cancellation of or any change in the policy. Insurance companies providing coverage under this Agreement must be rated by A-M Best with at least an A-rating.

31.   INVOICING FOR GOODS

            Supplier shall: (i) render original invoice, or as otherwise specified in this Agreement, showing Agreement and order number, through routing and weight, (ii) render separate invoices for each shipment, and
      (iii) mail invoices with copies of shipping notices to the address shown on this Agreement or order. If prepayment of transportation charges is authorized, Supplier shall include the transportation charges from the F.O.B. point to the destination as a separate item on the invoice stating the name of the carrier used.

32.   INVOICING FOR STOCKS

            If Company requests for reasons other than covered by Section "FORCE MAJEURE", that shipment be postponed beyond the date shown on a purchase order, Supplier may invoice Company as of the original scheduled delivery date for MATERIAL manufactured under this Agreement, if it has been inspected and approved by Company's designated quality organization (provided inspection has been specified in this Agreement or in an order issued under this Agreement).
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                                                        Agreement No. SC11990054
                                                                  Sheet 12 of 28

33.   JURISDICTION

            Subject to the section "MEDIATION", the parties agree that any action or legal proceeding arising out of this Agreement shall be brought only in a court of competent jurisdiction in the United States of America and the parties expressly submit to, and accepts the jurisdiction of, any such court in connection with such action or proceeding and the parties further consent to the enforcement of any judgment arising therefrom in any jurisdiction in which a losing party has or shall have any assets.

34.   LICENSES

            Except as provided in Section 42, no Licenses, express or implied, under any patents, copyrights, trademarks or other proprietary rights are granted by Company to Supplier, or by Supplier to Company, under this Agreement or order.

35.   MARKING

            All MATERIAL furnished under this Agreement shall be marked for identification purposes in accordance with the specifications set forth in this Agreement and as follows:

            (a) with Supplier model/serial number; and

            (b) with month and year of manufacture.

            (c) with Company's Comcode

            In addition, Supplier shall add any other identification which might be requested by Company such as but not limited to indicia conforming to the Company's Serialization Plan (KS-23490) as shown in APPENDIX E. Charges, if any, for such additional identification marking shall be as agreed upon by Supplier and Company. This section does not reduce or modify Supplier's obligations under the "IDENTIFICATION" section.

36.   MEDIATION

            If a dispute relates to this Agreement, or its breach, and the parties have not been successful in resolving such dispute through negotiation for not more than thirty (30) days from the notice by either party of such a dispute, the parties shall attempt to resolve the dispute through mediation by submitting the dispute to a sole mediator selected by the parties or, at any time at the option of a party, to mediation by the American Arbitration Association ("AAA"). Each party shall bear its own expenses and an equal share of the expenses of the mediator and the fees of the AAA. All defenses based on passage of time shall be suspended pending the termination of the mediation. Nothing in this section shall be construed to preclude any party from seeking injunctive relief in order to protect its rights pending mediation.

                                                        Agreement No. SC11990054
                                                                  Sheet 13 of 28

37.   MONTHLY ORDER AND SHIPMENT REPORTS

            Supplier shall render monthly order and shipment reports on or before the fifth working day of the succeeding month containing the information required on report form APPENDIX C. These forms will be furnished by Company.

38.   NEW AND CHANGED METHODS, PROCESSES AND EQUIPMENT

            Supplier shall keep abreast of major developments in Supplier's industry and to promptly advise Company of any developments which might affect the production of any MATERIAL under this Agreement.

39.   NON DISCLOSURE AGREEMENT

            Whereas Company and Supplier each expect to disclose to the other party certain information concerning products, business and strategies which are considered confidential and proprietary and which neither party wants to disclose to others, they have entered into a Non Disclosure Agreement. A copy of the Non Disclosure Agreement is attached hereto and made a part hereof, as APPENDIX D. This section does not reduce or modify Supplier's obligations under Section "USE OF INFORMATION."

40.   NON WAIVER

            The failure of either party at any time to enforce any right or remedy available to it under this Agreement or otherwise with respect to any breach or failure by the other party shall not be construed to be a waiver of such right or remedy with respect to any other breach or failure by the other party.

41.   NOTICES

            Any notice given or demand which under the terms of this Agreement or under any statute must or may be given or made by Supplier or Company shall be in writing and shall be given or made by confirmed facsimile, or similar communication or by certified or registered mail addressed to the respective parties as follows

      To Company:  Lucent Technologies Inc.
                   Global Procurement Organization
                   188 Mt. Airy Road
                   Room C222
                   Basking Ridge, NJ  07920

                   Attn.:  [*]

                               -OR-

      To Supplier: Packeteer Inc.
                   10495 N. De Ariza Blvd.
                   Cupertino, CA 95014

                   Attn: Bill Klaus


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  omitted portions.

                                                        Agreement No. SC11990054
                                                                  Sheet 14 of 28

            Such notice or demand shall be deemed to have been given or made when sent by facsimile, or other communication or when deposited, postage prepaid in the U.S. mail. The above addresses may be changed at any time by giving prior written notice as above provided.

42.   OPERATING SYSTEM SOFTWARE

            The term MATERIAL includes any software (operating program in machine readable form and related documentation) and storage media therefor normally furnished with or embedded in the MATERIAL. Title to the software, including copyright, shall remain in Supplier. The party having title to the MATERIAL shall have title to the software storage media. For the life of the MATERIAL listed in this Agreement, Supplier grants to Company and any subsequent purchaser, lessee or other end user (referred to collectively in this section as "end user") a non-exclusive license to use said software on the MATERIAL on which it was delivered and only in accordance with Supplier's documentation. Company and any subsequent end user may not copy the software included on any storage media of the MATERIAL except as such copy may be created by the execution or loading of such software. Company will not reverse compile or disassemble the software. Company will include and display all proprietary notices and/or copyrights in or on the software in the form delivered by the Supplier when the MATERIAL is operational.

43.   OZONE DEPLETING CHEMICALS

            Supplier hereby warrants that it is aware of international agreements and pending legislation in several nations, including the United States, which would limit, ban and/or tax importation of any product containing, or produced using ozone depleting chemicals ("ODCs"), including chloroflurocarbons, halons and certain chlorinated solvents. Supplier hereby warrants that the MATERIAL furnished to Company will conform to all applicable requirements established pursuant to such agreements, legislation and regulations, and the MATERIAL furnished to Company will be able to be imported and used lawfully (and without additional taxes associated with ODCs not reported to Company by Supplier as set forth in this section) under all such agreements, legislation and requirements. Supplier also warrants that it is currently reducing, or if Supplier is not the manufacturer of the MATERIAL, is currently causing the manufacturing vendor to reduce and will, in an expeditious manner, eliminate, or, as applicable, have its manufacturing vendor eliminate the use of ODCs in the manufacture of the MATERIAL.

            If the MATERIAL furnished by Supplier under this Agreement is manufactured outside the United States, Supplier shall, upon execution of this Agreement, and at any time that new products are added to this Agreement or changes are made to the MATERIAL furnished under this Agreement, complete, sign and return to Company the attached ODC Content Certification. The ODC Content Certification must be signed by Supplier's facility manager, corporate officer or his delegate.

                                                        Agreement No. SC11990054
                                                                  Sheet 15 of 28

            The term "ODC content" on the ODC Content Certification means the total pounds of ODC used directly in the manufacture of each unit of MATERIAL. This includes all ODCs used in the manufacturing and assembly operations for the MATERIAL plus all ODCs used by Supplier's vendors and any other vendors in producing components or other products incorporated into the MATERIAL sold to Company.

            Supplier is responsible to obtain information on the ODC content of all components and other products acquired to manufacture the MATERIAL and to incorporate such information into the total ODC content reported to Company. Provided however, that Supplier should not include in the ODC content those components or other products which are manufactured in the United States. Supplier hereby warrants to Company that all information furnished by Supplier on the ODC Content Certification is complete and accurate and that Company may rely on such information for any purpose, including but not limited to providing reports to government agencies or otherwise complying with applicable laws. Supplier shall defend, indemnify and hold Company harmless of and from any claims, demands, suits, judgments, liabilities, fines, penalties, costs and expenses (including additional ODC taxes as provided for in paragraph one of this section and reasonable attorney's fees) which Company may incur under any applicable federal, state, or local laws or international agreements, and any and all amendments thereto by reason of Company's use of reliance on the information furnished to Company by Supplier on the ODC Content Certification or by reason of Supplier's breach of this section. Supplier shall cooperate with Company in responding to any inquiry concerning the use of ODCs to manufacture the MATERIAL or components thereof and to execute without additional charge any documents reasonably required to certify the absence or quantity of ODCs used to manufacture the MATERIAL or components thereof.

44.   OZONE DEPLETING SUBSTANCES LABELING

            Supplier warrants and certifies that all MATERIAL and other products, including packaging and packaging components, provided to Company under this Agreement have been accurately labeled, in accordance with the requirements of 40 CFR, Part 82 entitled "Protection of Stratospheric Ozone, Subpart E- The Labeling of Products Using Ozone Depleting Substances."

45.   PACKING, LABELING AND SERIALIZATION

            MATERIAL purchased, repaired, replaced or refurbished under this Agreement shall be packed, labeled and serialized by Supplier at no additional charge in accordance with specifications PKG-91NJ1045 "Packaging, Packing, Palletization, Labeling and Marking Requirements for Material being Delivered to Lucent Technologies Manufacturing and Distribution Locations", and KS-23490 "Product Bar Code, Serial and Comcode Label," as changed from time to time with Supplier's written approval, which Specifications are attached and made a part of this Agreement as APPENDIX E. Company shall pre-approve and if approved, incur the initial expenses for development of

                                                        Agreement No. SC11990054
                                                                  Sheet 16 of 28

      the packaging and labeling as specified in PKG-91NJ1045 and KS-23490. In no event shall Company's labeling or other Identification marks be applied to the interior of the MATERIAL, nor shall Supplier's marks be removed from the interior of the MATERIAL. Pursuant to Company's written approval of the design, all MATERIAL will be affixed with Supplier's logo.

46.   PRODUCT CHANGES

            Supplier shall provide Company with at least thirty (30) days, prior written notice of any change proposed to be made in accordance with this Agreement, or in the Specification and documentation covered by this Agreement that would impact upon: (i) reliability, or (ii) functional equivalency (as defined below).

            The only exception will be in those cases where an extremely hazardous or unsatisfactory condition requires immediate action.. In such cases, verbal notification shall be made, followed by Supplier's prompt written confirmation. Procedures for reporting MATERIAL changes are described in "Product Change Notice Procedure", APPENDIX F.

            Supplier shall submit changes to the following address:

                          Lucent Technologies Inc.
                          188 Mt. Airy Road
                          Room: C261
                          Basking Ridge, NJ 07920

                          Attn.:  [*]

            If the plan for MATERIAL Change is not accepted by Company, in addition to all other rights and remedies at law or equity or otherwise, and without any cost to or liability or obligation of Company, Company shall have the right to terminate this Agreement and to terminate any or all orders for MATERIAL affected by such change. Notwithstanding the above, Supplier shall continue to provide functionally equivalent MATERIAL for a period of twelve (12) months from the date the change is effective.

47.   PRODUCT CONFORMANCE REVIEWS

            Sections (1) or (2) applies if either is indicated in this Agreement or an order issued pursuant to this Agreement. Section 30 applies to both section (1) and (2). (1) All MATERIAL is subject to a Product Conformance Review ("Review") prior to shipment. (1) Supplier shall notify Company's designated quality inspection organization, at (609) 639-3149, when MATERIAL is ready for such Review. (2) Supplier may ship MATERIAL without a review but Company may perform such review prior to shipment by giving Supplier notice to that effect, in which event Supplier shall notify Company's designated quality inspection organization when MATERIAL is ready for such review. (3) Supplier will provide, without charge, appropriate production testing facilities and


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  omitted portions.

                                                        Agreement No. SC11990054
                                                                  Sheet 17 of 28

      personnel at a site of Supplier's selection required to perform or assist in the Review as specified in the applicable Quality Program Specification or other quality specification provided under this Agreement or order. Company's Reviews as set forth herein may only be waived by written notification from Company's designated quality inspection organization.

            Quality Program Specification (QPS) No. 40.030, which may be changed from time to time with Supplier's written approval, is attached and made a part of this Agreement as APPENDIX G.

48.   PRODUCT DOCUMENTATION

            Supplier shall furnish, at no charge, product documentation, and any succeeding changes thereto, as described in the Specifications. Company may use, reproduce, reformat, modify and distribute such product documentation.

            Company shall reproduce Supplier's copyright notice contained in any documentation reproduced without change by Company. For documentation which is reformatted or modified by Company, Company shall have the right to place only Company's own copyright notice on the reformatted or modified documentation; provided that Supplier's copyright notice shall be placed on any documentation or derivative work of Company.

49.   PURCHASE ORDERS

            Purchase orders issued under this Agreement shall be sent to the following address:

                        Packeteer Inc.
                        10495 N. De Ariza Blvd.
                        Cupertino, CA 95014

                        Attn.: Sales Department

            Purchase orders shall specify: (i) description of MATERIAL, inclusive of any numerical/alphabetical identification referenced in the price list in this Agreement, (ii) delivery date, (iii) applicable price,
      (iv) location to which the MATERIAL is to be shipped and (v) location to which invoices shall be sent for payment.

50.   POINT OF SALE INFORMATION

            Company shall provide Supplier, on a quarterly basis, data on the location of Company's customers who purchase Supplier's MATERIAL provided pursuant to this Agreement. Such information shall be supplied in machine readable "softcopy" form in Excel format electronic mail to [*] in no more than 45 days after the end of each calendar quarter. Format and method of transmission may be changed from time to time pursuant to agreement by both parties. Email address shall change upon notice by


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
                                                        Agreement No. SC11990054
                                                                  Sheet 18 of 28

      Supplier to Company. Information supplied shall include, without limitation: MATERIAL product number, quantity sold, zip code of US shipment or country (if international shipment).

51.   REGISTRATION AND RADIATION STANDARDS

            When MATERIAL furnished under this Agreement is subject to Part 68,
      Part 15 or any other part of the Federal Communication Commission's Rules and Regulations, as may be amended from time to time (hereinafter "FCC Rules"), Supplier warrants that such MATERIAL complies with the registration, certification, type-acceptance and/or verification standards of the FCC Rules including, but not limited to, all labeling, customer instruction requirements, and the suppression of radiation to specified levels. Supplier shall also establish periodic on-going compliance retesting and follow a Quality Control program, submitted by Company, to assure that MATERIAL shipped complies with the applicable FCC Rules. Supplier shall indemnify and save Company harmless from any liability, fines, penalties, claims or demands (including the costs, expenses and reasonable attorney's fees on account thereof) that may be made because of Supplier's noncompliance with the applicable FCC Rules. Supplier shall defend Company, at Company's request, against such liability, claim or demand provided Supplier is promptly notified of any such claim or demand and Company tenders full control of any such claim or demand to Supplier. Company shall promptly advise Supplier in writing of any such claim and shall reasonably cooperate, at Supplier's expense, with Supplier in the defense or settlement thereof.

             In addition, during the WARRANTY period, should MATERIAL which is subject to Part 15 of the FCC Rules, during use generate harmful interference to radio communications, Supplier shall provide the Company information relating to methods of suppressing such interference and pay the cost of suppressing such interference or, at the option of Company, accept the return of the MATERIAL and [*].

            To the extent that MATERIAL furnished under this Agreement is also subject to FCC Rules governing the use of the MATERIAL as a component in a system as identified in Supplier's Specifications , Company shall be responsible for compliance with the applicable FCC Rules governing the system. Supplier shall fully cooperate with Company, by providing technical support and information, and, upon written request from Company, shall modify MATERIAL to enable Company to ensure ongoing compliance with the FCC Rules. Company shall pay any increase in Supplier's costs and/or expenses resulting from Company's request to modify MATERIAL to enable Company to comply with the FCC Rules.

            Nothing in this section shall be deemed to diminish or otherwise limit Supplier's obligations under the "WARRANTY" section or any other section of this Agreement.


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
                                                        Agreement No. SC11990054
                                                                  Sheet 19 of 28

52.   REJECTIONS

            If Company rejects any or all of the MATERIAL, Company may, in lieu of other rights and remedies at law or equity, exercise one or more of the following remedies: (1) return rejected MATERIAL for full credit at the price charged plus transportation charges from Supplier's plant, and return; or (2) accept a conforming part of any shipment; or (3) have rejected MATERIAL replaced by Supplier at the purchase price stipulated in this Agreement.

53.   RELEASES VOID

            Neither party shall require (i) waivers or releases of any personal rights or (ii) execution of documents which conflict with the terms of this Agreement, from employees, representatives or customers of the other in connection with visits to its premises and both parties agree that no such releases, waivers or documents shall be pleaded by them or third persons in any action or proceeding.

54.   REPAIRS NOT COVERED UNDER WARRANTY

            In addition to repairs provided for in the "WARRANTY" section Supplier shall provide repair service on all MATERIAL ordered under this Agreement during the term of this Agreement and until * * *
       after the expiration of this Agreement. MATERIAL to be repaired under this section will be returned to a location designated by Supplier, and unless otherwise agreed upon by Supplier and Company, Supplier shall ship the repaired MATERIAL which meets the Specifications set forth in the "SPECIFICATIONS OR DRAWINGS" section and all other Specifications within ten (10) business days of receipt of the defective or non-conforming MATERIAL. With the concurrence and scheduling of Company, repair may be made by Supplier on site.

            If MATERIAL is returned to Supplier for repair as provided for in this section and is determined to be beyond repair, Supplier shall so notify Company. If requested by Company, Supplier will sell to Company a replacement at the price set forth in Supplier's then current agreement with Company for said MATERIAL or, if no such agreement exists, at a price agreed upon by Supplier and Company. If the parties fail to agree on a price, the price shall be a reasonably competitive price for such MATERIAL at the time for delivery. Further, if requested by Company, Supplier shall take the necessary steps to dispose of the unrepairable MATERIAL and pay to Company the salvage value, if any. Replacement and repaired MATERIAL shall be warranted as set forth in the "WARRANTY" section.

            This Agreement does not grant Supplier an exclusive privilege to repair any or all of the MATERIAL purchased under this Agreement for which Company may require repair; and Company may perform the repairs or contract with others for these services. In addition, Supplier authorizes Company and any qualified repairer with whom Company may contract to perform repairs on all MATERIAL purchased under this Agreement. Not withstanding any provision of this Agreement to the contrary, any MATERIAL not repaired by Supplier shall not be covered by any warranty hereunder.

                                                        Agreement No. SC11990054
                                                                  Sheet 20 of 28

            All transportation costs of and in transit risk of loss and damage to MATERIAL returned to Supplier for repair under this section will be borne by Company and all transportation costs of and in transit risk of loss and damage to such repaired or replacement MATERIAL returned to Company will be borne by Company.

            Price schedules for repairs under this section are listed in APPENDIX A.

55.   REPAIR PROCEDURES

            Company shall furnish the following information with MATERIAL returned to Supplier for repair: (a) Company's name and complete address;
      (b) name(s) and telephone numbers(s) of Company's employee(s) to contact in case of questions about the MATERIAL to be repaired; (c) ship-to address for return of repaired MATERIAL if different than (a); (d) a complete list of MATERIAL returned; (e) the nature of the defect or failure if known; and (f) whether or not returned MATERIAL is in warranty. Supplier shall, within ten (10) days of the execution of this Agreement, provide a written notice to Company specifying (i) the name(s) and telephone number(s) of the individual(s) to be contacted concerning any questions that may arise concerning repair, and (ii) if required, any special packing of MATERIAL which might be necessary to provide adequate in-transit protection from transportation damage.

            MATERIAL repaired by Supplier shall have the repair completion date stenciled or otherwise identified in a permanent manner at a readily visible location on the MATERIAL and the repaired MATERIAL shall be returned with a tag or other papers describing the repairs which have been made.

            All invoices originated by Supplier for repair services must be clearly identified as such, and must contain: (i) a reference to Company's purchase order for these repair services, (ii) a detailed description of repairs made by Supplier and the need therefor, and (iii) an itemized listing of parts and labor charges, if any. Replaced parts will, upon request, be available for inspection by or returned to Company. Further, the provisions of the "INVOICING" and "SHIPPING" sections, other than provisions relating to transportation charges with respect to MATERIAL repaired under warranty, shall apply to Supplier's return to Company of repaired MATERIAL.

56.   RIGHT OF ENTRY

            Subject to prior written notice of ten (10) days and not more than twice per calendar year, each party shall have the right to enter the premises of the other party during standard business hours for the purpose of reasonable verification of each party's performance under this Agreement, including an inspection or a Quality Review, subject to all plant rules and regulations, clearances, security regulations and procedures as applicable. Each party shall provide safe and proper facilities for such purpose. No charge shall be made for such visits.

                                                        Agreement No. SC11990054
                                                                  Sheet 21 of 28

57.   SAFETY CERTIFICATION

            All MATERIAL purchased under this Agreement shall be designed to be in compliance with the applicable Underwriters Laboratories (UL)and Canadian Standards Association (CSA) rules and regulations. It is agreed that Supplier shall be responsible for filing the required documents to obtain compliance with said Underwriters Laboratories Standards and Canadian Standards. Supplier shall be responsible for making the MATERIAL available for testing.

58.   SECTION HEADINGS

            The headings of the sections in this Agreement are inserted for convenience only and are not intended to affect the meaning or interpretation of this Agreement.

59.   SERVICES

            Visits by Supplier's representatives or its suppliers' representatives for inspection, adjustment or other similar purposes in connection with MATERIAL purchased under this Agreement shall for all purposes be deemed "Work under this Agreement" and shall be at no charge to Company unless otherwise agreed in writing between the parties.

60.   SEVERABILITY

            If any of the provisions of this Agreement shall be invalid or unenforceable, such invalidity or unenforcability shall not invalidate or render unenforceable the entire Agreement, but rather the entire Agreement shall be construed as if not containing the particular invalid or unenforceable provision or provisions, and the rights and obligations of Supplier and Company shall be construed and enforced accordingly.

61.   SHIPPING

            Supplier shall: (i) ship the MATERIAL covered by this Agreement or order complete unless instructed otherwise, (ii) ship to the destination designated in the Agreement or order, (iii) ship according to routing instructions given by Company, (iv) place the Agreement and order number on all subordinate documents, (v) enclose a packing memorandum with each shipment and, when more than one package is shipped, identify the package containing the memorandum; and (vi) mark the order number on all packages and shipping papers. Adequate protective packing shall be furnished at no additional charge. Shipping and routing instructions may be furnished or altered by Company without a writing. If Supplier does not comply with the terms of the FOB section of the Agreement,Supplier authorizes Company to deduct from any invoice of Supplier (or to charge back to Supplier), any increased cost incurred by Company as a result of Supplier's noncompliance.

62.   SHIPPING INTERVAL

            The delivery schedule applicable to each purchase order will be agreed upon by Supplier and Company and set forth in the purchase order. (Note: Supplier has indicated that MATERIAL can usually be shipped an average of [*] after receipt of


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  omitted portions.

                                                        Agreement No. SC11990054
                                                                  Sheet 22 of 28

      Company's purchase order; however, in no event shall the delivery interval [*] after acceptance of purchase order.)

            If Supplier exceeds the above maximum interval then in lieu of all other rights and remedies at law or equity or otherwise, and without any liability or obligation of Company, Company shall have the right to: (a) cancel such purchase order, or (b) extend such delivery date to a later date, subject, however, to the right to cancel as in (a) preceding if delivery is not made or performance is not completed on or before such extended delivery date. If Company elects to extend such delivery date, Supplier shall absorb the difference between the charges to ship normal transportation and the charges to ship premium overnight.

            If a purchase order is canceled by Company pursuant to the above, Company shall have the right to retain or return any or all MATERIAL received by or paid for by Company under such purchase order. Within [*] business days of Supplier's receipt of returned MATERIAL, Supplier shall reimburse Company for the costs of shipping the MATERIAL returned to Supplier and for any amounts, including shipping costs, previously paid by Company for the MATERIAL. Company shall pay for any MATERIAL if retains at the prices set forth in APPENDIX A, less applicable discounts which shall be applied on the basis of the quantity specified in the purchase order.

            If, during the course of this Agreement, Supplier determines that Supplier will no longer be able to ship within the above interval, Supplier shall immediately notify Company's buyer to that effect. Supplier shall also notify Company's buyer, as soon as it becomes apparent, if Supplier is unable to meet the delivery date for an order. However, nothing contained in this paragraph shall waive Company's rights as set forth above in this section.

63.   SHIPPING LOCATION

            The material shall be shipped FOB ORIGIN.

64.   STORAGE OF PAID FOR STOCK

            Subject to the section "OPERATING SYSTEM SOFTWARE", Company has and shall have at all times all right, title and interest in all MATERIAL invoiced to Company in accordance with the section "INVOICING FOR STOCKS" provided Company is in accordance with TERMS OF PAYMENT. Such MATERIAL shall be referred to in this section as "Company Property." Supplier shall store such Company Property without cost to Company at Supplier's [ADDRESS] facility and ship such Company Property as ordered by Company for a period not to exceed one (1) month. After said one (1) month, Supplier may transfer Company Property to Company at Company's designated facility. In addition, Supplier shall:

            (i) Be responsible for the safekeeping of the Company Property as a secondary insurer to Company, assume all risks of loss or damage to the same and be


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
                                                        Agreement No. SC11990054
                                                                  Sheet 23 of 28

      liable for the value paid for such Company Property. In case of removal of all or any part of the Company Property from one building to another, Supplier's responsibility for loss or damage shall continue and Supplier shall give Company at least ten (10) days advance notice in writing of the removal, except when the removal is required to comply with Company's shipping orders or to protect the Company Property from loss or damage.

            (ii) Permanently mark or if impracticable to do so then affix labeling stating that the Company Property is the "PROPERTY OF LUCENT TECHNOLOGIES INC." For purposes of this section, the term "LUCENT TECHNOLOGIES INC." shall be deemed to mean Company or the Company affiliated or associated company which owns the tooling, as applicable.

            (iii) Store the Company Property safely, indoors in protected areas approved by Company. Store the Company Property segregated from other property in sections of Supplier's plant marked Property of Company.

            (iv) Deliver the Company Property only to Company or Company's designated customers in accordance with Company's orders or upon Company's demand, FOB Supplier's plant without additional charge for removal, packing, or crating.

            (v) Supplier shall not allow any security interest, lien, tax lien or other encumbrance (collectively referred to as "encumbrance") to be placed on any Company Property. Supplier shall give Company immediate written notice should any third party attempt to place or place an encumbrance on such Company Property. Supplier shall indemnify and hold Company harmless from any such encumbrance. Supplier shall, at Company's request, promptly execute a "protective notice" UCC-1 form and all other documents reasonably necessary to enable Company to protect its interest in such Company Property. This Agreement shall constitute the security agreement required by the UCC of the appropriate state.

            (vi) Company may inspect, inventory, and authenticate the account of the Company Property during Supplier's normal business hours. Supplier shall provide Company access to the premises where all such Company Property is located.

            The obligations assumed by Supplier with respect to the Company Property are for the protection of Company's property. If Supplier defaults in carrying out Supplier's obligations under this Agreement, then, at no cost to Company and upon twenty-four (24) hours notice to Supplier, Company may cancel this Agreement in whole or in part or withdraw all or any part of the Company Property, or both. Supplier shall, at Company's option, return to Company or hold for Company's disposition any or all of such Company Property in Supplier's possession.

                                                        Agreement No. SC11990054
                                                                  Sheet 24 of 28

65.   SUPPLIER'S INFORMATION

            Supplier shall not provide under, or have provided in contemplation of, this Agreement any idea, data, program, technical, business or other intangible information, however conveyed, or any document, print, tape, disc, semiconductor memory or other information-conveying tangible article, unless Supplier has the right to do so, and Supplier shall not view any of the foregoing as confidential or proprietary. If Supplier must furnish any such information to Company with restrictions, it shall be furnished after negotiation and execution on behalf of Company of a separate written agreement specifically identifying the documents to be furnished and setting forth Company's rights and obligations with respect hereto.

66.   SURVIVAL OF OBLIGATIONS
            Section 16, 18, 26, 27, 28, 29, 34, 37, 41, 42, and 61 shall survive termination, cancellation or expiration of this Agreement.

67.   TAXES

            Company shall reimburse Supplier only for the following tax payments with respect to transactions under this Agreement unless Company advises Supplier than an exemption applies: state and local sales and use taxes, as applicable. Taxes payable by Company shall be billed as separate items on Supplier's invoices and shall not be included in Supplier's prices.

68.   TECHNICAL SUPPORT

            Company will be the primary interface to the customer and will provide Tier 1, Tier 2 and Tier 3 technical customer support.

            Supplier will provide Tier 4 technical customer support. "Tier 4" means the fourth of four levels of technical customer support and addresses issues escalated from Tier 3 when either the source of the issue cannot be identified, or the issue is identified and must be addressed by the manufacturer of the MATERIAL. Tier 4 technical customer support will be provided 24 hours a day, 7 days a week via telephone or pager to Company's support personnel at no charge. Supplier's response time shall be within 30 minutes on Monday through Friday, 8:30 am - 5:30 pm (Pacific
      Time), and within 2 hours at all other times.. Nine (9) months after the effective date of this Agreement and every six months thereafter, Supplier may request a review of Company's Tier 4 support requests that Supplier believes do not fit into the category of support issues as defined in this Section. Company shall be given a reasonable cure period to correct any problem areas identified in the review before re-opening the Tier 4 compensation provision of this Section.

69.   TERMINATION OF PURCHASE ORDER

            Company may at any time terminate any portion or the total quantity of any purchase order(s) placed under this Agreement. Company's liability to Supplier with respect to such termination shall be limited to (i) Supplier's purchase price of all

                                                        Agreement No. SC11990054
                                                                  Sheet 25 of 28

      components for the MATERIAL (not usable in Supplier's other operations or salable to Supplier's other customers), plus (ii) the actual costs incurred by Supplier in procuring and manufacturing MATERIAL (not usable in Supplier's other operations or salable to Supplier's other customers) in process as of the date of giving notice of termination, less (iii) any salvage value thereof. However, no such termination charges will be invoiced if, within sixty (60) days of notice of termination, MATERIAL equivalent in kind to that being terminated is ordered by Company. If requested, Supplier shall substantiate such cost and price with proof satisfactory to Company.

70.   TIMELY PERFORMANCE

            If Supplier has knowledge that anything prevents or threatens to prevent the timely performance of the Work under this Agreement, Supplier shall immediately notify Company's Representative thereof and include all relevant information concerning the delay or potential delay.

71.   TITLE AND RISK OF LOSS

            Title (other than software) and risk of loss and damage to MATERIAL shall vest in Company when the MATERIAL has been delivered at the FOB point.

72.   TOXIC SUBSTANCES AND PRODUCT HAZARDS

            Supplier hereby warrants to Company that, except as expressly stated elsewhere in this Agreement, all MATERIAL furnished by Supplier as described in this Agreement is safe for its foreseeable use, is not defined as a hazardous or toxic substance or material under applicable federal, state or local law, ordinance, rule, regulation or order (hereinafter collectively referred to as "law" or "laws"), and presents no abnormal hazards to persons or the environment. Supplier also warrants that it has no knowledge of any federal, state or local law, that prohibits the disposal of the MATERIAL as normal refuse without special precautions except as expressly stated elsewhere in this Agreement. Supplier also warrants that where required by law, all MATERIAL furnished by Supplier is either on the EPA Chemical Inventory compiled under Section 8 (a) of the Toxic Substance Control Act, or is the subject of an EPA-approved pre manufacture notice under 40 CFR Part 720. Supplier further warrants that all MATERIAL furnished by Supplier complies with all use restrictions, labeling requirements and all other health and safety requirements imposed under federal, state, or local laws. Supplier further warrants that, where required by law, it shall provide to Company, prior to delivery of the MATERIAL, a Material Safety Data Sheet which complies with the requirements of the Occupational Safety and Health Act of 1970 and all rules and regulations promulgated thereunder.

            Supplier shall defend, indemnify and hold Company harmless for any expenses (including, but not limited to, the cost of substitute material, less accumulated depreciation) that Company may incur by reason of the recall or prohibition against continued use or disposal of MATERIAL furnished by Supplier as described in its Agreement whether such recall or prohibition is directed by Supplier or occurs under

                                                        Agreement No. SC11990054
                                                                  Sheet 26 of 28

      compulsion of law. Company shall cooperate with Supplier to facilitate and minimize the expense of any recall or prohibition against use or disposal of MATERIAL directed by Supplier or under compulsion of law.

            Supplier further shall defend, indemnify and hold Company harmless of and from any claims, demands, suits, judgments, liabilities, costs and expenses (including reasonable attorney's fees) which Company may incur under any applicable federal, state or local laws, and any and all amendments thereto, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980; the Consumer Product Safety Act of 1972; the Toxic Substance Control Act; Fungicide, Rodenticide Act; the Occupational Safety and Health Act; and the Atomic Energy Act; and any and all amendments to all applicable federal, state, or local laws, by reason of Company's proper acquisition, use, distribution or disposal of MATERIAL furnished by Supplier under this Agreement.

73.   TRAINING

             If requested by Company, Supplier will:

             (a) provide instructors and the necessary instructional material of Supplier's standard format to train Company's personnel in the installation, planning and practices, operation, maintenance and repair of MATERIAL furnished under this Agreement. These classes shall be conducted at reasonable intervals at locations agreed upon by Supplier and Company. The costs associated with the TRAINING are described in APPENDIX A.

      Or, at the option of Company,

            (b) provide to Company training modules or manuals and any necessary assistance, covering those areas of interest outlined in (a) of this section, sufficient in detail, format and quantity to allow Company to develop and conduct a training program.

74.   USE OF INFORMATION

            Supplier shall view as Company's property any idea, data, program, technical, business or other intangible information, however conveyed, and any document, print, tape, disc, tool, or other tangible information-conveying or performance-aiding article owned or controlled by Company, and provided to, or acquired by, Supplier under or in contemplation of this Agreement (Information). Supplier shall, at no charge to Company, and as Company directs, destroy or surrender to Company promptly at its request any such article or any copy of such Information. Supplier shall keep Information confidential and use it only in performing under this Agreement and obligate its employees, subcontractors and others working for it to do so, provided that the foregoing shall not apply to information previously known to Supplier free of obligation, or made public through no fault imputable to Supplier.

                                                        Agreement No. SC11990054
                                                                  Sheet 27 of 28

75.   VARIATION IN QUANTITY

            Company assumes no liability for MATERIAL produced, processed or shipped in excess of the amount specified in this Agreement or in an order issued pursuant to this Agreement.

76.   WARRANTY

            Supplier warrants to Company, as defined in this section, that MATERIAL furnished will be new, merchantable, free from defects in design, material and workmanship and will conform to and perform under normal use in all material respects with the Specifications, drawings and samples set forth in this Agreement. These warranties extend to the future performance of the MATERIAL and shall continue for a period of twelve (12) months from the date of delivery to an end user customer (hereinafter "Customer") but no longer than fifteen (15) from the date of shipment or, for MATERIAL installed by Company or its re-sellers, for a period of twelve (12) months from the completion of installation but no longer than fifteen (15) months from date of shipment.

            Supplier also warrants to Company that services will be performed in a first class, workmanlike manner. In addition, if MATERIAL furnished contains one or more manufacturer's warranties, Supplier hereby assigns such warranties to Company provided such assignment is expressly permitted under such warranties. Supplier warrants that at the time of delivery to Company such MATERIAL shall be free of any security interest or any other lien or any other encumbrance whatsoever. All warranties shall survive inspection, acceptance and payment.

            Defective or non-conforming MATERIAL will, at Company's option, either be returned to Supplier for repair or replacement, at no cost to Company, with risk of in-transit loss and damage borne by Supplier and freight paid by Supplier, or be repaired or replaced by Supplier on Customer's site or another site designated by Company at no cost to Company. Unless otherwise agreed upon by Supplier and Company, Supplier shall complete repairs and ship the repaired MATERIAL within [*] of receipt of defective or non-conforming MATERIAL, or at Company's option, ship replacement MATERIAL within [*] after verbal notification is given Supplier by Company. Supplier shall bear the risk of in-transit loss and damage and shall prepay and bear that cost of freight for shipments to Company of repaired or replaced MATERIAL. If requested by Company, Supplier shall begin on-site repairs within [*] after verbal notification is given Supplier by Company.

            If MATERIAL returned to Supplier or made available to Supplier on site for repair as provided for in this section is determined to be beyond repair, Supplier shall promptly so notify Company and, unless otherwise agreed to in writing by Supplier and Company, Supplier shall ship replacement MATERIAL without charge [*] of such notification.


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                        Agreement No. SC11990054
                                                                  Sheet 28 of 28

            Replacement MATERIAL shall be warranted as set forth above in this "WARRANTY" section. Any MATERIAL which is repaired, modified, or otherwise serviced by Supplier shall be warranted as provided in this "WARRANTY" section for the remainder of the warranty period (based upon the date repair, modification or other service is completed and accepted by Company) or [*] after the MATERIAL is returned to a Customer, whichever is later.

            Supplier considers MATERIAL year 2000 ready if the MATERIAL's performance and functionality are unaffected by the processing of dates prior to, during and through the year 2000 transition, provided that hardware, firmware, software, and databases used in combination with the MATERIAL properly exchange accurate and correctly formatted date data with the MATERIAL.

            The MATERIAL defined in APPENDIX A are considered Year 2000 ready.

            EXCEPT AS EXPRESSLY PROVIDED IN SECTION 76 AND 28, MATERIAL IS PROVIDED ON AN "AS IS" BASIS WITHOUT ANY WARRANTY, AND SUPPLIER EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESS, IMPLIED, AND STATUTORY INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT OF THIRD PARTY RIGHTS AND FITNESS FOR A PARTICULAR PURPOSE.

77.   ENTIRE AGREEMENT

            This Agreement shall incorporate the typed or written provisions on Company's orders issued pursuant to this Agreement and shall constitute the entire agreement between the parties with respect to the subject matter of this Agreement and the order(s) and shall not be modified or rescinded, except by a writing signed by Supplier and Company. Printed provisions on the reverse side of Company's orders (except as specified otherwise in this Agreement) and all provisions on Supplier's forms shall be deemed deleted. Estimates or forecasts furnished by Company shall not constitute commitments. The provisions of this Agreement supersede all contemporaneous oral agreements and all prior oral and written communications, and understandings of the parties with respect to the subject matter of this Agreement.

      Accepted (Date) June 25, 1999

      PACKETEER, INC                      LUCENT TECHNOLOGIES INC.


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.